Exhibit 10.13

[ENGLISH TRANSLATION]

Shareholders’ Agreement

JEPLAN, Inc., (hereinafter “JEPLAN”) and Sojitz Corporation (hereinafter “Sojitz”; together with JEPLAN individually or collectively referred to as “Party” or “Parties”) and PET Refine Technology Co., Ltd., (hereinafter “Subject Company”; together with the Parties referred to as the “Parties to the Agreement”) hereby conclude as stated below a shareholders’ agreement (hereinafter “Agreement”) concerning operation of the Subject Company.

Article 1 (Purpose)

Based on a share transfer reservation agreement (hereinafter “Share Transfer Reservation Agreement”) between JEPLAN and Sojitz that has the same date as that of the Agreement, and as a result of Sojitz receiving transfer of the Subject Company’s ordinary shares, JEPLAN and Sojitz will compose, as both Parties’ joint venture, the Subject Company of which JEPLAN holds all of the outstanding common shares as of the date of execution of the Agreement on the date of conclusion of the Agreement, and they will operate it for the purpose of conducting mainly the business below (hereinafter “Business”).

(i)	Collection and regeneration of waste related to polyester resin, polyester film, and polyester fiber, and sales of the materials that result

(ii)	Manufacturing and sales of polyester resin

(iii)	Manufacturing, sales, and purchases of, and mediation for, synthetic resin

Article 2 (Condition precedent for the Agreement)

The Agreement will become valid with the reason stated below as the condition precedent, and if that reason is not realized, the Agreement shall not become valid.

The reservation completion right based on the Share Transfer Reservation Agreement is exercised, and transfer of the Subject Company’s shares from JEPLAN to Sojitz is executed.

Article 3 (The Subject Company)

1.	The Parties to the Agreement confirm that the overview of the Subject Company as of the date of conclusion of the Agreement and as of the time when the Agreement’s validity arises is as stated below.

Trade name: PET Refine Technology Co., Ltd.

Location of head office: 12-2 Ogimachi, Kawasaki-ku, Kawasaki-shi, Kanagawa-ken

2.	The Parties to the Agreement confirm that they possess the Subject Company’s issued ordinary shares in accordance with each of their investment ratios below at the time when the Agreement becomes valid.

Investment ratio

(1) JEPLAN	75%
(2) Sojitz	25%

3.	In a case in which the Subject Company will issue shares after the Agreement becomes valid, JEPLAN and Sojitz will have the right to receive the allocation of shares in accordance with their investment ratios (if an investment ratio has subsequently been changed, this refers to the investment ratio after the change). In addition, when one of the parties does not exercise its right to receive an allocation, the right to receive that allocation will transfer to the other party free of charge.

4.	The Parties to the Agreement confirm that, at the time when the Agreement becomes valid, the Subject Company’s Articles of Incorporation are as stated in Enclosure 1-1, and promptly after the Agreement becomes valid, they will make a resolution at a general meeting of shareholders of the Subject Company to change Article 7 of the Articles of Incorporation as stated in Enclosure 1-2 (hereinafter the changed Articles of Incorporation are referred to as the “Articles of Incorporation”). In a case in which there are differing matters in the stipulations of the Articles of Incorporation and the Agreement, the stipulations of the Agreement shall be applied preferentially, and in such a case, the Parties to the Agreement will immediately change the Articles of Incorporation in order to reflect the stipulations of the Agreement on the Articles of Incorporation.

5.	In a case in which the Subject Company’s shares will be transferred, a resolution for approval by the Subject Company’s general meeting of shareholders will be required.

Article 4 (General meetings of shareholders)

1.	The Subject Company’s regular general meeting of shareholders shall be convened in March of each year, and extraordinary general meetings of shareholders shall be convened as necessary.

2.	Operation of the Subject Company’s general meetings of shareholders will be in accordance with the stipulations of the Articles of Incorporation, the Companies Act, and other laws and ordinances.

3.	Resolutions at the Subject Company’s general meeting of shareholders shall be decided by a majority of the voting rights of the shareholders in attendance who can exercise voting rights. Provided, however, that in a case in which there are stipulations in a law, ordinance, or the Articles of Incorporation stating that resolution requirements will be additionally restricted, those stipulations will be followed. In addition, resolutions at the Subject Company for approval of matters for resolution by a general meeting of shareholders based on Article 309.2 through Article 309.4 of the Companies Act, matters stipulated in Article 6.2 of the Agreement, and transfers related to the Subject Company’s shares or share acquisition rights shall be decided by all of the Subject Company’s shareholders attending and by unanimous resolution by all voting rights, irrespective of laws, ordinances, the Articles of Incorporation, or other stipulations.

Article 5 (Directors)

1.	The number of the Subject Company’s directors will be up to four people, and Sojitz will have the right to appoint one person, and JEPLAN will have the right to appoint the rest. JEPLAN and Sojitz will bear an obligation to have the Subject Company’s directors that they, respectively, appoint act in accordance with each of the stipulations of the Agreement and the intent of those stipulations.

2.	JEPLAN and Sojitz shall exercise voting rights so that the people who they appoint based on the preceding clause will be, respectively, appointed as directors at the Subject Company’s general meeting of shareholders.

3.	In a case in which a vacancy has arisen for a director’s position, the party that appointed the director whose position has become vacant shall be able to appoint a successor, and the Parties to the Agreement will preferentially hold a general meeting of shareholders in order to elect that director and will exercise voting rights in order to elect the director according to the preceding clause. Unless a separate written agreement is made between JEPLAN and Sojitz, or unless urgency is required, the Subject Company shall not make any decisions by the directors until the vacancy of a position of a director appointed by Sojitz is filled.

4.	The Subject Company will have one president and representative director, and that person shall be elected according to the appointment made by JEPLAN.

5.	Excluding cases in which there are other stipulations in the Articles of Incorporation, decisions made by the directors shall be decided by a majority of the directors.

6.	A director’s term of office will be until the time of conclusion of the regular general meeting of shareholders for the last business year that will end within two years after the director’s election.

7.	Provided that a director appointed by Sojitz is a nonexecutive director, the Parties shall have the Subject Company conclude with that director an agreement limiting the liability stipulated in Article 427 of the Companies Act with content with which Sojitz is reasonably satisfied, and the Subject Company shall conclude that agreement limiting liability with that director.

Article 6 (Decisions for important matters)

1.	The Parties to the Agreement will conduct the Subject Company’s work execution by a resolution at a general meeting of shareholders or by decisions made by the directors based on the stipulations of the Agreement, the Articles of Incorporation, the Companies Act, and other laws and ordinances.

2.	Irrespective of the provisions of the preceding clause, in relation to the Subject Company conducting an important matter stated below, unanimous adoption of resolutions by a general meeting of shareholders shall be required.

(1)	Change of the Articles of Incorporation

(2)	Issuance of new shares, share acquisition rights, corporate bonds with share acquisition rights, convertible bonds, or any other potential shares

(3)	Capital reduction, or acquisition, disposition, or cancellation of own shares

(4)	Establishment of a subsidiary, underwriting or receipt of transfer of another company’s shares, transfer of another company’s shares, or provision of financing

(5)	Purchase, lease, or sale of real estate

(6)	A matter related to the public offering of shares (including planned time of listing shares, planned market for listing, or a decision or change of the lead managing underwriter)

(7)	Conclusion, change, or cancellation of an agreement that has JEPLAN or Sojitz as the other party

(8)	Merger, transfer, or receipt of transfer of business, company split, share split or consolidation, share exchange, share transfer, or other organizational restructuring

(9)	Capital tie-up

(10)	Disposition of surplus funds or change of the business year

(11)	Motion for disbandment, liquidation, or bankruptcy procedures, or commencement of voluntary liquidation procedures

(12)	Approval based on Article 356.1 of the Companies Act

(13)	Formulation or change of a management policy or business plan

(14)	Formulation or change of the budget

(15)	For one business year, (i) capital investment of JPY 300,000,000 or more or (ii) disposition or receipt of transfer of assets of JPY 300,000,000 or more

(16)	In total since the date of conclusion of the Agreement, (i) borrowing of more than JPY 500,000,000 from Sumitomo Mitsui Banking Corporation (excluding borrowing of JPY 1,750,000,000 based on the August 28, 2020, commitment-type syndicated loan), or (ii) borrowing of more than JPY 100,000,000 from a party other than Sumitomo Mitsui Banking Corporation (All borrowing will include issuance of corporate bonds.)

(17)	Provision of a guarantee or collateral for debt

(18)	Conclusion, change, or cancellation of an agreement about the granting of priority rights or exclusive rights, or an agreement that excludes two years in relation to the procurement of raw materials or the sales of products

(19)	Initiation of a lawsuit, ending of a countersuit, settlement, or other lawsuit that is not based on a judgement, or decision of a policy related to similar procedures

3.	In a case in which a difference of opinion has arisen between JEPLAN and Sojitz in relation to an important matter stipulated in the preceding clause, JEPLAN and Sojitz shall sincerely conduct discussions.

4.	A case in which, despite the fact that the discussion of the preceding clause was conducted, JEPLAN and Sojitz do not reach mutual agreement within 180 days after the date when the difference of opinion arose for the relevant important matter stipulated in Article 6.2 (hereinafter “Period of Contemplation”) will follow the provisions below.

(1)	Within sixty days after the date when the Period of Contemplation ends, (i) JEPLAN can purchase the Subject Company’s shares that Sojitz possesses, and (ii) Sojitz can give the other party written notification of indication of intention to request sale to JEPLAN of the Subject Company’s shares that Sojitz possesses. The transfer price of shares in such a case will be either (a) or (b) below, whichever is the higher price.

(a)	The reasonable price for the Subject Company’s shares that Sojitz possesses that was calculated by an independent third party that has expert knowledge and that is designated by the party that made the relevant indication of intention

(b)	Price calculated based on the formula below

(The transfer price for this matter based on the Share Transfer Reservation Agreement) × (100% +{The number of months that pass from the closing date of the share transfer based on the Share Transfer Reservation Agreement until the relevant indication of intention} × 0.15%)

(2)	In a case in which JEPLAN or Sojitz give the relevant indication of intention under the preceding item, within thirty days after that indication of intention, Sojitz shall sell to JEPLAN the Subject Company’s shares that Sojitz possesses, and JEPLAN shall receive the transfer of those shares.

5.	For the transfer of shares from Sojitz to JEPLAN based on the preceding clause, JEPLAN and Sojitz shall have a resolution of the same purport as the Subject Company’s resolution at a general meeting of shareholders for approval of the transfer of shares to be made.

Article 7 (Business year)

1.	The Subject Company’s business year will be from January 1 until December 31 of each year, and the Subject Company shall promptly report the results of settlement at the end of each term to JEPLAN and Sojitz.

2.	In addition to the end-of-term settlement of the preceding clause, the Subject Company shall conduct monthly settlement and report the result of that settlement to JEPLAN and Sojitz at the beginning of each following month.

3.	JEPLAN and Sojitz can give written notification to the other party and the Subject Company in advance and then, whenever necessary, ask the Subject Company for submission of all materials related to its management and operation or for a report or explanation, or enter the Subject Company’s head office, business office, plant, or warehouse and investigate the facilities and stock and view the account books, and the Subject Company shall comply unless there will be hindrance to work.

Article 8 (Audits)

In a case in which the Subject Company has received a request from JEPLAN or Sojitz, it must undergo an accounting or work audit by JEPLAN, Sojitz, or a representative of JEPLAN or Sojitz at any time. The party that conducted that audit shall bear the expenses for the audit and report the results of the audit to both JEPLAN and Sojitz.

Article 9 (The roles of each party)

The roles of JEPLAN and Sojitz for the Subject Company’s business performance will be as stated below.

JEPLAN’s roles

(1)	Dispatching the president and representative director and giving advice in relation to the Subject Company’s management policies and management in general

(2)	Setting and maintaining ordinary implementation rights for the patent rights of this matter that are stipulated in Article 11

Sojitz’s roles

(1)	Giving advice in relation to the Subject Company’s management in general

(2)	Being involved in the Business stipulated in Article 12

Article 10 (Procurement of financing)

The Subject Company shall procure the Subject Company’s required financing itself. For procurement of financing for the Subject Company, JEPLAN and Sojitz shall not bear an obligation to provide financial support, such as additional investment, bearing funds for financing, or provision of guarantees or other collateral.

Article 11 (Intellectual property rights)

For all of the patent rights that JEPLAN possesses and that will be necessary in order for the Subject Company to conduct the Business (hereinafter “Patent Rights”), JEPLAN shall follow an agreement that sets ordinary implementation rights and that will be concluded with the Subject Company during the period up to the date when the Agreement becomes valid and set and maintain ordinary implementation rights for the Subject Company during implementation of the Business at the Subject Company. In addition, as long as that agreement that sets ordinary implementation rights is valid, JEPLAN must manage and validly maintain the Patent Rights at JEPLAN’s expense.

Article 12 (Sojitz’s involvement in the Business)

1.	Sojitz shall autonomously undertake the matters stated below for the Business at the Subject Company and make proposals to JEPLAN and the Subject Company, and the three companies JEPLAN, the Subject Company, and Sojitz shall jointly conduct consideration of implementation of those proposals and actively promote them.

(1)	Procurement of the Business’s main raw materials, which come from waste plastic bottles

(2)	Procurement of raw materials for the Business, such as waste plastic bottles and waste polyester, by using reverse payments (this means collection of disposal expenses)

(3)	Procurement of chemical raw materials that will be used for the Business

(4)	Sales of recycled PET resin, BHET, and hydrogenated BHET that have been manufactured through the Business

(5)	Other matters that are necessary in relation to improving the efficiency or profitability of PRT business

2.	The Parties to the Agreement shall have the Subject Company preferentially purchase from Sojitz the chemical auxiliary materials, such as terephthalic acid, monoethylene glycol, isophthalic acid, antimony trioxide, or normal phosphate, that are necessary for the Business at the Subject Company, provided that there is no inferiority in comparison with transaction conditions with other companies.

Article 13 (Dividend payout ratio)

The Parties to the Agreement mutually confirm that, for the Subject Company’s dividends of surplus funds, if there is an amount of JPY 400,000,000 or more that can be distributed after the Subject Company has repaid all of the loans and borrowings that the Subject Company bears at the time when the Agreement becomes valid, dividends will be conducted in each business year for the entire amount of the amount that results from subtracting JPY 400,00,000 from the amount that can be distributed. Provided, however, that this will not apply in a case in which JEPLAN and Sojitz have agreed in writing.

Article 14 (Restriction on the transfer of shares)

1.	JEPLAN and Sojitz may not transfer, provide as collateral, nor conduct any other disposition of the Subject Company’s shares or share acquisition rights (hereinafter “Shares”) without the other party’s prior written consent. Provided, however, that matters based on the provisions of this article are excluded. JEPLAN and Sojitz confirm that, at the time when the Agreement becomes valid, a pledge has been set for 41,971 shares of the Subject Company that JEPLAN possesses with the Subject Company’s borrowing from Sumitomo Mitsui Banking Corporation that is stated in Clause 2, Item (31) of Enclosure 1 of the Share Transfer Reservation Agreement as a secured claim.

2.	Irrespective of the preceding clause, as long as Sojitz is in possession of the Subject Company’s shares, JEPLAN shall maintain an investment rate of more than 50% for the Subject Company, and it may not, without Sojitz’s prior written consent, conduct a transfer to a third party for all or a portion of the Subject Company’s Shares that has content by which JEPLAN’s investment ratio in the Subject Company after the transfer will be 50% or less.

3.	In a case in which a Party wants a transfer of all or a portion of the Shares that it possesses (hereinafter the relevant Party is referred to as the “Party that Wants a Transfer”), it must give the other Party advance notification of (i) the types and numbers of the Shares of the Subject Company for which transfer is desired (hereinafter “Transfer Shares”), (ii) the name of the third party to which the transfer will be made (hereinafter “Planned Person to Receive Transfer”), (iii) the planned price for transfer per share, (iv) the planned date of transfer, and (v) other main conditions related to the transfer (hereinafter “Notification of Transfer Requests”), make an application for consent for that transfer, obtain that consent in writing, and then conduct execution. Irrespective of the provisions of this clause, the Parties may not transfer the Shares to a party that falls under antisocial forces.

4.	In a case in which an application for consent for transfer of the Shares has been made based on the preceding clause, the Party that received the Notification of Transfer Requests can, by giving written notification within sixty days after receipt of the Notification of Transfer Requests (hereinafter “Consideration Period”) (i) approve the relevant transfer, (ii) itself purchase the Transfer Shares under the same conditions as the conditions stated in the Notification of Transfer Requests, or (iii) ask the Planned Person to Receive Transfer to transfer, under the same conditions as the conditions stated in the Notification of Transfer Requests, all or a portion of the Shares that the Party that received the Notification of Transfer Requests possesses (hereinafter “Right to Request Bulk Transfer”; hereinafter the Shares for which transfer is requested based on the Right to Request Bulk Transfer is referred to as the “Bulk Transfer Request Shares”) (provided, however, that in a case in which JEPLAN wants a transfer of the Shares that it possesses, only Sojitz can exercise the Right to Request Bulk Transfer). In a case in which the Party that received the Notification of Transfer Requests does not give notification of any of the matters above by the date when the Consideration Period expires, it will be deemed that consent was given for the relevant transfer.

5.	In a case in which, based on the preceding clause, the Party that received the Notification of Transfer Requests has exercised the Right to Request Bulk Transfer, the Party that Wants a Transfer shall conduct discussions with the Planned Person to Receive Transfer so that the Planned Person to Receive Transfer will receive transfer of all of the Bulk Transfer Request Shares and the Transfer Shares. In such a case, in the event that the Planned Person to Receive Transfer does not to want to receive transfer of all of the Bulk Transfer Request Shares and the Transfer Shares, the Party that Wants a Transfer can choose to either (i) withdraw the transfer of the Transfer Shares or (ii) transfer to the Planned Person to Receive Transfer all of the Bulk Transfer Request Shares and, of the Shares that the Party that Wants a Transfer possesses, the Shares up to the number that fulfills the number of the Transfer Shares.

6.	In accordance with the choice by the Party that received the Notification of Transfer Requests, JEPLAN and Sojitz shall have a resolution of the same intent be made by the Subject Company’s resolution at a general meeting of shareholders for approval of the transfer of the Shares.

7.	In a case in which a third party has received transfer of a portion of the Subject Company’s Shares in accordance with the provisions of this article, JEPLAN and Sojitz shall make efforts so that an agreement with the same intent as that of the Agreement will be newly concluded with that third party in accordance with that party’s investment ratio.

Article 15 (Exclusion of antisocial forces)

1.	JEPLAN and Sojitz represent and warrant that, both now and in the future, they, their board members, substantial board members, people involved in management, or people who are equivalent to one of these positions are not and will not be part of an organized crime group, an organized crime group member, a person for whom five years have not passed since the person stopped being an organized crime group member, a quasi-member of an organized crime group, a company related to an organized crime group, a corporate racketeer, a criminal organization claiming to be a social movement, an organized crime syndicate, or another party that is equivalent to one of these groups (hereinafter collectively “Antisocial Forces”), and that they do not fall under any of the items below.

(1)	Having a relationship for which it can be recognized that Antisocial Forces are controlling management

(2)	Having a relationship for which it can be recognized that Antisocial Forces are substantially involved in management

(3)	Having a relationship that can be recognized as wrongfully using Antisocial Forces, such as using them for the purpose of obtaining illegitimate profit for itself, its company, or a third party or using them for the purpose of causing damage to a third party

(4)	Having a relationship that can be recognized as being involved with Antisocial Forces, such as providing funds or giving advantages to Antisocial Forces

(5)	A board member or a person who is substantially involved in management having a socially reprehensible relationship with Antisocial Forces

2.	JEPLAN and Sojitz represent and warrant that they will not, either themselves or by using a third party, use violent, forceful, intimidating, threatening, or fraudulent words or actions or inappropriate words or actions that may be equivalent to such words or actions.

3.	JEPLAN and Sojitz may not have business relationships with Antisocial Forces, and in the event that it becomes clear that they have a business relationship with Antisocial Forces, they shall implement the measures that are necessary to eliminate the relationship within a suitable period.

4.	JEPLAN or Sojitz cannot use the reason that the Agreement has been canceled based on Article 16 because that party falls under the reason of this article to claim damage compensation from the other party that canceled the Agreement.

Article 16 (Cancellation of the Agreement)

1.	When JEPLAN or Sojitz falls under even one of the items below (hereinafter the party that falls under the item is referred to as the “Applicable Party”) the party other than the Applicable Party (hereinafter “Nonapplicable Party”) can immediately cancel the Agreement (hereinafter “Right of Cancellation”).

(1)	When it has violated the Agreement, the relevant violation is major and, despite the fact that it received from the Nonapplicable Party a written demand for correction of the violation or performance of an obligation and does not correct the violating action or perform the obligation within thirty days

(2)	When it has received a motion for provisional seizure, provisional disposition, compulsory execution, or auction, or other disposition for nonpayment of taxes or public dues, or when a reason for which it should receive such a motion or notification of disposition has arisen; provided, however, that minor matters that will not have a serious effect on performance of the Agreement are excluded

(3)	When a motion has been made for commencement of bankruptcy procedures, commencement of corporate reorganization procedures, commencement of civil rehabilitation procedures, or commencement of special liquidation procedures

(4)	When it has fallen into a state of insolvency or payment suspension

(5)	When it has disbanded by something other than a merger

(6)	When it has received dishonoring of a draft or check, or when settlement of an electronically recorded credit was not conducted

(7)	When it has violated Article 15

2.	In the case of the preceding clause, the Nonapplicable Party can (i) ask the Applicable Party to purchase all or a portion of the Subject Company’s Shares that the Nonapplicable Party possesses (hereinafter “Right to Request Purchase”) or (ii) purchase all of the Subject Company’s Shares that the Applicable Party possesses (hereinafter “Right to Purchase”).

3.	In a case in which the Nonapplicable Party has exercised the Right to Request Purchase based on the preceding clause, the Applicable Party shall purchase the Shares designated by the Nonapplicable Party, and the purchase price in such a case will be the current value or the book value, whichever value is higher.

4.	In a case in which the Nonapplicable Party has exercised the Right to Purchase based on Article 16.2, all of the Shares that the relevant party possesses shall be sold to the Nonapplicable Party, and the selling price in such a case will be the current value or the book value, whichever value is lower.

5.	Even in a case in which the Nonapplicable Party has exercised the Right of Cancellation based on Article 16.1 or the Right to Request Purchase or the Right to Purchase based on Article 16.2, it shall not be deemed that the Nonapplicable Party waived the right to claim damage compensation from the Applicable Party based on agreement violation.

6.	Besides cases of each of the previous clauses, in a case in which, based on the provisions of Article 14, either of the Parties will no longer possess the Subject Company’s Shares, the Agreement shall end at that time.

7.	Even after the Agreement ends, Article 16, Article 17, Article 18, Article 20, Article 21, and Article 26 shall continue to have validity.

Article 17 (Maintenance of confidentiality)

1.	JEPLAN and Sojitz will confidentially maintain the content of the Agreement and information related to the other party and the Subject Company that is learned in relation to conclusion or performance of the Agreement (hereinafter “Confidential Information”), and excluding cases in which the other party’s prior written consent has been obtained, they may not disclose or divulge such information to a third party. Provided, however, that this will not apply in a case in which disclosure will be made to a related financial institution, attorney, certified accountant, tax accountant, or other adviser, a case in which disclosure will be made to a third party that wants to receive transfer of the Shares, or a case in which compulsory disclosure has been ordered by a court, a police station, a tax office, or another public organization (in any case, limited to necessary and minimum disclosure).

2.	Information that falls under one of the items below shall not be subject to the obligation to maintain confidentiality of the preceding clause.

(1)	Information that was already public knowledge at the time when negotiations related to the Agreement started

(2)	Information that became public knowledge without disclosure or a leak by the party

(3)	Information that was already possessed at the time when disclosure was received from the other party

(4)	Information that the party obtained, without bearing an obligation to maintain confidentiality, from an information source that does not bear an obligation to maintain confidentiality to the other party

(5)	Information that the party independently created or developed without using the information for which disclosure was received from the other party

3.	JEPLAN and Sojitz will not use the Subject Company’s Confidential Information for a purpose other than a purpose of contributing to the Subject Company’s business or a purpose that is necessary for exercising rights or performing obligations under an agreement between JEPLAN and Sojitz based on the Agreement.

4.	JEPLAN and Sojitz shall bear the obligations based on this article for a three-year period even after the Agreement ends.

Article 18 (Prohibition of transfer)

JEPLAN and Sojitz may not transfer to a third party, provide as collateral, or have a third party undertake rights or obligations based on the Agreement or a position under the Agreement, unless they obtain the other party’s prior written consent.

Article 19 (Compliance at the Subject Company)

1.	JEPLAN and Sojitz shall comply with domestic and foreign related laws and ordinances in relation to transactions based on the Agreement, and they will have the Subject Company comply with domestic and foreign related laws and ordinances for the Subject Company’s performance of business.

2.	JEPLAN and Sojitz may not, irrespective of whether it is in or outside Japan and irrespective of whether it is conducted directly or indirectly, give money or other profits nor make an application, promise, or approval for such matters to any person for the purpose of having that person conduct a dishonest action or not conduct a legitimate action in order to obtain illicit profit in relation to performance of the Subject Company’s business. In addition, JEPLAN and Sojitz may not have the Subject Company conduct such actions.

Article 20 (Indemnification or compensation)

The Parties shall provide compensation or indemnification for damage, loss, and expenses (including but not limited to reasonable attorney remuneration and expenses; hereinafter collectively “Damage”) that have legally sufficient cause and that the other Party has incurred as a result of the violating party committing a violation of any provision of the Agreement (including violation of a representation or warranty). In a case in which the Damage directly arises for the Subject Company, the amount that results from multiplying the amount of the Damage that has arisen for the Subject Company by the other Party’s investment ratio will be deemed the amount of the Damage that has arisen for the other Party.

Article 21 (Burden of expenses)

The Parties will each bear all expenses (including remuneration and expenses for third parties, such as attorneys and certified accountants) that they incur in relation to the Agreement’s negotiations, creation, conclusion, and performance. Provided, however, that this will not apply for expenses in a case in which compensation of damage will be requested because of the other Party’s non-performance of debts.

Article 22 (Notification)

1.	Unless there are other stipulations in the Agreement, notification, requests, reminders, and other contact (hereinafter “Notifications”) made by the Parties shall be made in writing or by e-mail or another electronic method, and they will be made by being sent to the relevant recipient below. Provided, however, that it will be deemed that an individual Notification arrived at the time of arrival or three days after the date it was sent, whichever time is earlier.

[Place to send notifications to JEPLAN]

Address: 3-2-5 Kasumigaseki, Chiyoda-ku, Tokyo E-mail: ir.jcp@jeplan.co.jp

Recipient: Management Department, JEPLAN, Inc.

[Place to send notifications to Sojitz]

Address: 2-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo E-mail: katoda.yuuri@sojitz.com

Recipient: Industrial Machine and Plant Department, Sojitz Corporation

[Place to send notifications to the Subject Company]

Address: 12-2 Ogimachi, Kawasaki-ku Kawasaki-shi, Kanagawa-ken E-mail: ir.prt@prt.jp

Recipient: Management Department, PET Refine Technology Co., Ltd.

2.	The Parties can give notification to the other Party in accordance with the preceding clause and thereby change the place for sending notifications at any time.

Article 23 (Revision and changes)

1.	It shall be possible to change the Agreement only based upon written agreement by JEPLAN and Sojitz.

2.	Waiver of rights stipulated in the Agreement or exemption of obligations shall be conducted by written notification from the right-holder to the other party.

Article 24 (Complete agreement)

In a case in which a matter stipulated in the Agreement contradicts with other agreement between JEPLAN and Sojitz that was reached before the date of conclusion of the Agreement, the Agreement shall prevail.

Article 25 (Separate discussion)

Matters that are not stipulated in the Agreement and matters for which a question has arisen concerning interpretation of the Agreement will be decided based on discussion by JEPLAN and Sojitz.

Article 26 (Agreed jurisdiction)

The court of exclusive jurisdiction in the first instance for lawsuits related to the Agreement will be Tokyo District Court or Tokyo Summary Court.

In witness of conclusion of the Agreement, this document has been created in three copies, with JEPLAN, Sojitz, and the Subject Company respectively signing their names, affixing their seals, and retaining one copy each.

January 22, 2021

JEPLAN, Inc. 3-2-5 Kasumigaseki, Chiyoda-ku, Tokyo Representative Director Masaki Takao [Stamped Seal]	Sojitz Corporation 2-1-1 Uchisaiwai-cho, Chiyoda-ku, Tokyo Taku Imai, Manager of the Industrial Machine and Plant Department [Stamped Seal]
PET Refine Technology Co., Ltd. 12-2 Ogimachi, Kawasaki-ku, Kawasaki-shi, Kanagawa-ken President and CEO Daigo Iga [Stamped Seal]

Exhibit 1-1

[The Subject Company’s Articles of Incorporation]

PET Refine Technology Co., Ltd.

Articles of Incorporation

PET Refine Technology Co., Ltd.

Chapter 1: General provisions

Article 1 (Trade name)

This company is called PET Refine Technology Kabushiki Kaisha, and in English, it will be indicated as PET Refine Technology Co., Ltd.

Article 2 (Purpose)

The purpose of this company will be to conduct the work below.

1.	Collection and regeneration of waste related to polyester resin, polyester film, and polyester fiber, and sales of the materials that result

2.	Manufacturing and sales of polyester resin

3.	Manufacturing, sales, and purchases of, and mediation for, synthetic resin

4.	Accepting consignment of production of polyester resin, and accepting consignment of tests

5.	Collection, processing, and regeneration of ordinary waste and industrial waste, and sales of the materials that result

6.	Collection and regeneration of waste plastic, and sales of and mediation for the materials that result

7.	Sale or purchase of, or mediation for, facilities or equipment for manufacturing synthetic resin

8.	Sale or purchase of, or mediation for, industrial property rights, copyrights, knowhow, system engineering, or other intangible property rights

9.	All business that is incidental or related to one of the previous items

Article 3 (Location of head office)

This company will have its head office in Kawasaki City.

Article 4 (Method of public announcement)

This company’s public announcements will be stated in an official gazette.

Chapter 2: Shares

Article 5 (Total number of issuable shares)

This company’s total number of issuable shares will be 120,000 shares.

Article 6 (Issuance of share certificates)

Share certificates for this company’s shares will be issued.

Article 7 (Restriction of transfer of shares)

1.	For the transfer or acquisition of this company’s shares, approval by a general meeting of shareholders must be obtained.

2.	In relation to this company’s shares, in a case in which, as a result of a person who has a reservation completion right based on the Share Transfer Reservation Agreement exercising that right, the relevant share transfer will be conducted, it will be deemed that a general meeting of shareholders gave the approval stipulated in the preceding clause.

Article 8 (Sale requests made to heirs)

This company can ask a person who acquired this company’s shares through inheritance or other ordinary succession to sell those shares to this company.

Chapter 3: General meetings of shareholders

Article 9 (Convocation)

This company’s regular general meetings of shareholders will be convened in March of each year, and extraordinary general meetings of shareholders will be convened whenever necessary.

Article 10 (Reference date for a regular meeting of shareholders)

The reference date for voting rights for this company’s regular general meeting of shareholders will be December 31 of each year.

Article 11 (Person with the right of convocation, and chairperson)

Excluding cases in which there are other stipulations in a law or ordinance, the president and representative director will convene general meetings of shareholders and serve as their chairperson. When the president and representative director is hindered, another director will serve as chairperson according to the order stipulated in advance.

Article 12 (Method of resolution)

1.	Excluding cases in which there are other stipulations in a law, ordinance, or the Articles of Incorporation, resolutions at a general meeting of shareholders will be adopted by a majority of the voting rights of the shareholders in attendance who can exercise voting rights.

2.	Resolutions at a general meeting of shareholders shall be required for each of the matters below and, irrespective of the stipulations of the preceding clause, such resolution will be adopted by all of the shareholders who can exercise voting rights in attendance and by unanimous consent of all of the shareholders in attendance.

(1)	Change of the Articles of Incorporation

(2)	Issuance of new shares, share acquisition rights, corporate bonds with share acquisition rights, convertible bonds, or any other potential shares

(3)	Capital reduction, or acquisition, disposition, or cancellation of own shares

(4)	Establishment of a subsidiary, underwriting or receipt of the transfer of another company’s shares, transfer of another company’s shares, or provision of financing

(5)	Purchase, lease, or sale of real estate

(6)	A matter related to public offering of shares (including planned time of listing shares, planned market for listing, or a decision or change of the lead managing underwriter)

(7)	Conclusion, change, or cancellation of an agreement that has a shareholder as the other party

(8)	Merger, transfer, or receipt of the transfer of business, company split, share split or consolidation, share exchange, share transfer, or other organizational restructuring

(9)	Capital tie-up

(10)	Disposition of surplus funds or change of the business year

(11)	Motion for disbandment, liquidation, or bankruptcy procedures, or commencement of voluntary liquidation procedures

(12)	Approval based on Article 356.1 of the Companies Act

(13)	Formulation or change of a management policy or business plan

(14)	Formulation or change of the budget

(15)	For one business year, (i) capital investment of JPY 300,000,000 or more, or (ii) disposition or receipt of transfer of assets of JPY 300,000,000 or more

(16)	In total since January 22, 2021, (i) borrowing of more than JPY 500,000,000 from Sumitomo Mitsui Banking Corporation (excluding borrowing of JPY 1,750,000,000 based on the August 28, 2020, commitment-type syndicated loan) or (ii) borrowing of more than JPY 100,000,000 from a party other than Sumitomo Mitsui Banking Corporation (All borrowing will include issuance of corporate bonds.)

(17)	Provision of a guarantee or collateral for debt

(18)	Conclusion, change, or cancellation of an agreement about granting of priority rights or exclusive rights, or an agreement that excludes two years, in relation to procurement of raw materials or sales of products

(19)	Initiation of a lawsuit, ending of a countersuit, settlement, or other lawsuit that is not based on a judgement or decision of a policy related to similar procedures

(20)	Resolution stipulated in Article 309.2 through Article 309.4 of the Companies Act

Article 13 (Proxy exercising of voting rights)

A shareholder can have one other shareholder who has this company’s voting rights exercise voting rights as a representative. In such a case, the shareholder or the representative must submit to this company for each general meeting of shareholders a document that proves the right of representation.

Chapter 4: Directors

Article 14 (Number of directors)

This company’s directors will consist of up to four people.

Article 15 (Election)

1.	Resolutions for the election of directors will be conducted by shareholders in attendance who have at least one-third of the voting rights of the shareholders who can exercise voting rights at a general meeting of shareholders and by a majority of those voting rights.

2.	Resolutions for the election of directors shall not be conducted by cumulative vote.

Article 16 (Term of office)

1.	A director’s term of office will be until the time of conclusion of the regular general meeting of shareholders for the last business year that ends within two years after the director’s election.

2.	The term of office for a director who was elected in order to fill a vacancy for a director who resigned before expiration of the term of office will be until the time when the term of office of the director who resigned expires. The term of office for a director who was elected in order to increase the number of directors will be until the time when the other directors’ term of office expires.

Article 17 (Representative director)

The representative director will be elected based on resolution by a general meeting of shareholders.

Article 18 (Remuneration and other compensation)

Directors’ remuneration, bonuses, and other asset-related compensation that will be received from this company as consideration for the execution of duties (hereinafter “Remuneration and other compensation”) will be stipulated based on a resolution at a general meeting of shareholders.

Article 19 (Directors’ exemption from liability)

In a case that falls under the requirements stipulated in laws and ordinances concerning the liability for compensation of Article 423.1 of the Companies Act, this company can conclude with directors (excluding people who are executive directors) an agreement that limits liability for compensation. Provided, however, that the limit amount for liability for compensation based on the relevant agreement will be the minimum liability limit amount stipulated in laws and ordinances.

Chapter 5: Calculation

Article 20 (Business year)

This company’s business year will be the one-year period from January 1 until December 31 of each year.

Article 21 (Reference date for dividends of surplus funds)

The reference date for this company’s end-of-term dividends will be December 31 of each year.

Article 22 (Statute of limitation for dividends)

In a case in which dividend assets are monetary, when they are not received even though three years have passed since the date when their payment started, this company will be exempted from the obligation to pay such dividends.

Chapter 6: Supplementary provisions

Article 23 (Matters that are not stipulated in the Articles of Incorporation)

All matters that are not stipulated in the Articles of Incorporation will be in accordance with the stipulations of the Companies Act and other laws and ordinances.

Supplementary provisions

1.	Enacted on October 8, 2008

2.	Revised on June 18, 2010

3.	Revised on June 19, 2013

4.	Revised on March 31, 2016

5.	Revised on April 02, 2018

6.	Revised on September 17, 2019

7.	Revised on September 04, 2020

8.	Revised on January 22, 2021

Exhibit 1-2

Changes to Article 7 of the Articles of Incorporation after the Agreement becomes valid

Before the change	After the change

(Restriction of transfer of shares)

Article 7

1. For the transfer or acquisition of this company’s shares, approval by a general meeting of shareholders must be obtained.

2. In relation to this company’s shares, in a case in which, as a result of a person who has a reservation completion right based on the Share Transfer Reservation Agreement exercising that right, the relevant share transfer will be conducted, it will be deemed that a general meeting of shareholders gave the approval stipulated in the preceding clause.

(Restriction of transfer of shares) Article 7 For the transfer or acquisition of this company’s shares, approval by a general meeting of shareholders must be obtained. (Deleted)